Exhibit 99.1

LIVEDEAL, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006 and 2005
and Three Months Ended March 31, 2007 (Unaudited) and 2006 (Unaudited)

LIVEDEAL, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006 and 2005
and Three Months Ended March 31, 2007 (Unaudited) and 2006 (Unaudited)

CONTENTS
Pages

INDEPENDENT AUDITORS' REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Shareholders' Equity	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6-20

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of

LIVEDEAL, INC. AND SUBSIDIARIES

We have audited the accompanying consolidated balance sheets of LiveDeal, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 2006 and 2005 consolidated financial statements referred to above present fairly, in all material respects, the financial position of LiveDeal, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

As discussed in Note 14, the 2005 consolidated financial statements were re-audited. The Company has restated its December 31, 2005 consolidated financial statements to correct errors related to an overstatement of cash and cash equivalents, proper classification of certain assets and liabilities between prepaid expenses and other current assets, property and equipment, other assets and accounts payable, and the understatement of accrued recruiting fees for services incurred prior to December 31, 2005, but not recorded and the reclassification of convertible preferred stock to shareholders' equity. Additionally, the consolidated statement of operations for the year ended December 31, 2005 reflects the impact of adjusting certain expenses previously classified as research and development expenses to cost of revenues for expenses associated with maintaining the LiveDeal web site and the reclassification of equity losses in LiveDeal Canada and loss on disposal of property from other income and expense to operating expenses.

Phoenix, Arizona	/s/ Mayer Hoffman McCann P.C.
August 8, 2007

LIVEDEAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2006 and 2005
and March 31, 2007 (Unaudited)

ASSETS

	March 31,	December 31,	December 31,
	2007	2006	2005
	(Unaudited)		(Restated)
CURRENT ASSETS
Cash and cash equivalents	$547,099	$1,202,956	$2,334,812
Accounts receivable, net	311,742	335,636	122,567
Prepaid expenses and other current assets	45,785	63,292	98,224
TOTAL CURRENT ASSETS	904,626	1,601,884	2,555,603

PROPERTY AND EQUIPMENT, net	210,202	243,519	279,405

INVESTMENT IN LIVEDEAL CANADA	-	-	40,074

OTHER ASSETS	10,000	10,000	10,000

TOTAL ASSETS	$1,124,828	$1,855,403	$2,885,082

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$251,599	$287,140	$198,065
Accrued expenses	178,010	186,613	88,028
Deferred revenues	13,165	29,272	38,070
Notes payable	1,000,000	1,000,000	-
Amount due related to investment in LiveDeal Canada	447,502	235,568	-
Current portion of capital lease obligations	2,054	2,229	1,986
TOTAL CURRENT LIABILITIES	1,892,330	1,740,822	326,149

CAPITAL LEASE OBLIGATIONS, less current portion	-	537	3,112

TOTAL LIABILITIES	1,892,330	1,741,359	329,261

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Series A convertible preferred stock, no par value, authorized 4,000,000 shares; issued and outstanding 4,000,000 shares in 2007, 2006 and 2005, respectively	140,000	140,000	140,000
Series A-2 convertible preferred stock, no par value, authorized 13,333,333 shares; issued and outstanding 13,333,333 shares in 2007, 2006 and 2005, respectively	2,000,000	2,000,000	2,000,000
Series A-3 convertible preferred stock, no par value, authorized 3,000,000 shares; issued and outstanding 3,000,000 shares in 2007, 2006 and 2005, respectively	1,000,000	1,000,000	1,000,000
Series B convertible preferred stock, no par value, authorized 10,229,041 shares; issued and outstanding 10,229,041 shares in 2007, 2006 and 2005, respectively	4,868,001	4,868,001	4,868,001
Common stock, no par value, authorized 48,500,000 shares; issued and outstanding 11,071,835 and 11,775,482 in 2007, 2006 and 2005, respectively	578,795	566,491	623,870
Notes receivable, net	(20,569)	(24,886)	(175,529)
Accumulated deficit	(9,333,729)	(8,435,562)	(5,900,521)
TOTAL SHAREHOLDERS' EQUITY	(767,502)	114,044	2,555,821

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,124,828	$1,855,403	$2,885,082

See Notes to Consolidated Financial Statements

LIVEDEAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2006 and 2005
and Three Months Ended March 31, 2007 (Unaudited) and 2006 (Unaudited)

	March 31,	March 31,		December 31,
	2007	2006	December 31,	2005
	(Unaudited)	(Unaudited)	2006	(Restated)

REVENUES	$651,958	$387,583	$2,201,433	$533,218

COST OF REVENUES	412,377	398,065	1,960,083	774,459

GROSS MARGIN (DEFICIT)	239,581	(10,482)	241,350	(241,241)

OPERATING EXPENSES
Marketing	541,130	790,194	3,056,631	2,396,123
General and administrative	162,148	190,880	765,460	739,822
Research and development	217,783	201,095	1,105,293	407,702
Equity in LiveDeal Canada	211,934	151,159	604,282	43,935
TOTAL OPERATING EXPENSES	1,132,995	1,333,328	5,531,666	3,587,582

LOSS FROM OPERATIONS	(893,414)	(1,343,810)	(5,290,316)	(3,828,823)

OTHER INCOME (EXPENSE)
Interest income	8,614	25,511	73,931	30,643
Interest expense	(12,507)	(5,528)	(1,619)	(1,107)
Gain on sale of investment	-	-	2,686,318	-
Other	-	-	(605)	-
TOTAL OTHER INCOME (EXPENSE), net	(3,893)	19,983	2,758,025	29,536

LOSS BEFORE INCOME TAX PROVISION	(897,307)	(1,323,827)	(2,532,291)	(3,799,287)

INCOME TAX PROVISION	860	-	800	800

NET LOSS	$(898,167)	$(1,323,827)	$(2,533,091)	$(3,800,087)

See Notes to Consolidated Financial Statements

LIVEDEAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

Years Ended December 31, 2006 and 2005
and Three Months Ended March 31, 2007 (Unaudited)

	Convertible Preferred Stock
													Total
	Series A		Series A-2		Series A-3		Series B		Common Stock		Notes	Accumulated	Shareholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Receivable	Deficit	Equity
Balance at January 1, 2005	4,000,000	$140,000	13,333,333	$2,000,000	-	$-	-	$-	11,736,357	$621,364	$(265,722)	$(2,100,434)	$395,208
Issuance of Preferred Stock	-	-	-	-	3,000,000	1,000,000	10,229,041	4,868,001	-	-	-	-	5,868,001
Exercise of stock options	-	-	-	-	-	-	-	-	39,125	2,506	-	-	2,506
Other	-	-	-	-	-	-	-	-	-	-	90,193	-	90,193
Net loss	-	-	-	-	-	-	-	-	-	-	-	(3,800,087)	(3,800,087)

Balance at December 31, 2005	4,000,000	140,000	13,333,333	2,000,000	3,000,000	1,000,000	10,229,041	4,868,001	11,775,482	623,870	(175,529)	(5,900,521)	2,555,821
Exercise of stock options	-	-	-	-	-	-	-	-	509,062	50,906	-	-	50,906
Share repurchases	-	-	-	-	-	-	-	-	(100,000)	(24,000)	-	-	(24,000)
Cancellation of notes receivable	-	-	-	-	-	-	-	-	(1,112,709)	(111,271)	150,643	-	39,372
Stock option compensation	-	-	-	-	-	-	-	-	-	26,986	-	-	26,986
Cumulative translation adjustments	-	-	-	-	-	-	-	-	-	-	-	(1,950)	(1,950)
Net loss	-	-	-	-	-	-	-	-	-	-	-	(2,533,091)	(2,533,091)

Balance at December 31, 2006	4,000,000	$140,000	13,333,333	$2,000,000	3,000,000	$1,000,000	10,229,041	$4,868,001	11,071,835	$566,491	$(24,886)	$(8,435,562)	$114,044
Exercise of stock options (Unaudited)	-	-	-	-	-		-	-	10,000	1,000	-	-	1,000
Stock option compensation (Unaudited)	-	-	-	-	-	-	-	-	-	11,304	4,317	-	15,621
Net loss (Unaudited)	-	-	-	-	-	-	-	-	-	-	-	(898,167)	(898,167)

Balance at March 31, 2007 (Unaudited)	4,000,000	$140,000	13,333,333	$2,000,000	3,000,000	$1,000,000	10,229,041	$4,868,001	11,081,835	$578,795	$(20,569)	$(9,333,729)	$(767,502)

 See Notes to Consolidated Financial Statements

LIVEDEAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2006 and 2005
and Three Months Ended March 31, 2007 (Unaudited) and 2006 (Unaudited)

	March 31,	March 31,		December 31,
	2007	2006	December 31,	2005
	(Unaudited)	(Unaudited)	2006	(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(898,167)	$(1,323,827)	$(2,533,091)	$(3,800,087)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on sale of investment	-	-	(2,686,318)	-
Equity in LiveDeal Canada	211,934	151,159	604,282	43,935
Loss on disposal of property	1,394	-	-	34,478
Depreciation and amortization	31,923	52,208	156,554	42,737
Allowance for doubtful accounts	(2,206)	-	2,206	-
Allowance for notes receivable	-	9,687	38,750	96,797
Allowance for interest receivable	-	1,162	4,648	6,681
Stock option expense	15,621	13,493	26,986	-
Changes in operating assets and liabilities:
Accounts receivable	26,100	(55,891)	(215,275)	(122,363)
Prepaid expenses and other current assets	17,507	34,177	34,932	(88,771)
Other assets	-	-	-	(10,000)
Accounts payable	(35,541)	13,920	89,075	152,214
Accrued expenses	(16,107)	23,391	98,585	55,337
Deferred revenues	(8,603)	1,150	(8,798)	18,574
Net cash used in operating activities	(656,145)	(1,079,371)	(4,387,464)	(3,570,468)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	-	(37,192)	(120,668)	(224,362)
Proceeds from sale of investment	-	-	2,697,870	-
Change in interest receivable	-	6,009	(4,026)	(13,285)
Cash contributions for investment in LiveDeal Canada	-	(133,814)	(340,192)	(84,009)
Net cash provided by (used in) investing activities	-	(164,997)	2,232,984	(321,656)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of notes payable	-	-	1,000,000	2,200,000
Principal payments of notes payable	-	-	-	(1,200,000)
Net proceeds from issuance of preferred stock	-	-	-	4,868,001
Proceeds from exercise of stock options	1,000	-	50,906	2,506
Principal payments on capital leases	(712)	-	(2,332)	(1,091)
Share repurchases	-	-	(24,000)	-
Net cash provided by financing activities	288	-	1,024,574	5,869,416

Effect of exchange rate impact on cash and cash equivalents	-	-	(1,950)	-

NET CHANGE IN CASH AND CASH EQUIVALENTS	(655,857)	(1,244,368)	(1,131,856)	1,977,292

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1,202,956	2,334,812	2,334,812	357,520

CASH AND CASH EQUIVALENTS, END OF YEAR	$547,099	$1,090,444	$1,202,956	$2,334,812

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$-	$-	$1,619	$1,107
Cash paid for income taxes	$860	$-	$800	$800

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

In the year ended December 31, 2005, the Company entered into capital leases in the amount of $6,189 to acquire property and equipment.

In the year ended December 31, 2005, the Company issued Series A-3 preferred stock in conjunction with a conversion of a previously issued promissory note of $1,000,000 (see Note 8 for further discussion.)

In the year ended December 31, 2006, the Company received unvested shares in conjunction with the cancellation of notes receivable totaling $111,271 (see Note 7 for further discussion.)

For the three months ended March 31, 2006, the Company received unvested shares in conjunction with the cancellation of notes receivable totaling $59,604 (see Note 7 for further discussion.)

See Notes to Consolidated Financial Statements

LIVEDEAL, INC.  AND  SUBSIDIARIES

NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS

Years  Ended  December 31, 2006 and  2005
and Three Months Ended March 31, 2007 (Unaudited) and 2006 (Unaudited)

(1)	Nature of operations and summary of significant accounting policies

Nature of operations– LiveDeal, Inc. and Subsidiaries (the “Parent Company"), was incorporated in the State of California on April 1, 2003.  The Parent Company provides a market for local online advertisements across the U.S.  The Parent Company also provides platforms to connect buyers and sellers through its web site.  In addition, the Parent Company partners with online and offline media to power their advertisements.

In 2005, the Parent Company entered into a partnership agreement with a Canadian company, Metroland Printing, Publishing and Distributing, Ltd. (“Metroland”), and affiliates of Metroland to launch a joint venture to advance its business in Canada.  In connection with the joint venture, the Parent Company formed LiveDeal Holdings, Inc., a Delaware corporation, wholly owned by the Parent Company, and LiveDeal NS Company, a Nova Scotia unlimited liability company, wholly owned by LiveDeal Holdings, Inc.  On October 12, 2005, LiveDeal NS Company and Metroland entered into a Partnership Agreement to form a Canadian general partnership, LiveDeal Canada, to operate a classified advertisement website in Canada.  LiveDeal NS Company owned a 50 percent interest in the partnership until April 12, 2006.  Effective April 12, 2006, LiveDeal Canada amended its Partnership Agreement to allow for LaPresse, Ltd., a Canadian company, to enter into the partnership.  At this time, LaPresse, Ltd. contributed marketing support services in exchange for a 20 percent interest and purchased an additional 10 percent interest from LiveDeal NS for $2,697,870.  After the transaction, LiveDeal, NS Company had a 30 percent interest in the partnership.  The investment in LiveDeal Canada is accounted for using the equity method.

The accompanying unaudited consolidated financial statements as of March 31, 2007 and for the three months ended March 31, 2007 and 2006 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, the information included in these notes to the consolidated financial statements does not include all of the information and footnotes required by generally accepted accounting principles for audited financial statements.  In the opinion of the Company’s management, the interim information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period.  The footnote disclosures pertaining to the March 31, 2007 and 2006 financial information included herein are also unaudited.

The significant accounting policies followed by the Company are summarized below:

Principles of consolidation– The accompanying consolidated financial statements include the accounts of the Parent Company and its wholly owned subsidiaries, LiveDeal Holdings, Inc. and LiveDeal NS Company (collectively, the “Company”). All material intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates– The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the period in the consolidated financial statements.  Actual results could differ from those estimates.

Cash and cash equivalents– Cash includes cash and cash equivalents, which consist of highly liquid investments purchased with original maturities of three months or less.  Cash deposits are insured in limited amounts by the Federal Deposit Insurance Corporation (“FDIC”).  From time to time, cash deposits generally exceed FDIC limits.

LIVEDEAL, INC.  AND  SUBSIDIARIES

NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS

Years  Ended  December 31, 2006 and  2005
and Three Months Ended March 31, 2007 (Unaudited) and 2006 (Unaudited)

(1)	Nature of operations and summary of significant accounting policies (continued)

Accounts receivable and allowance for doubtful accounts — Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on identifying troubled  accounts  and by  using historical  experience  applied  to  an  aging  of accounts. Balances still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to trade accounts receivable. Recoveries of receivables previously written off are recorded when received. At December 31, 2006 and 200S, the Company recorded an allowance for doubtful accounts of $2,206 and $0, respectively. At December 31, 2005, the Company did not record an allowance for doubtful accounts as management determined that substantially all of the accounts receivable are considered to be realizable.

Property  and  equipment  —  Property  and  equipment  are  stated  at  historical  cost, net  of accumulated depreciation and amortization.  Additions  and betterments  that  extend  the useful life  of an asset  are capitalized. Typically, additions or improvements in excess of  $1,000 are capitalized. Repair and maintenance  expenditures  are  expensed  as  incurred. Depreciation  is  computed using  the  straight-line method over the following  range of estimated  useful  lives:

Computer hardware and software	3-5 years
Leased equipment	5 years
Furniture and fixtures	3-7 years
Leasehold improvements	3 years

Impairment of long-lived assets— The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 144, Accounting for the Impairment of Long-Lived Assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. For the years ended December 31, 2006 and 2005, no impairment charges were recorded.

Investment in LiveDeal Canada — The investment consists of the Company's ownership interest in LiveDeal Canada. The Company evaluated its investment under the provisions of Financial Accounting Standards Board ("FASB") Financial Interpretation ("FIN") No. 46-R, Consolidation of \/ariable Interest Entities, and determined that LiveDeal Canada meets the criteria of a variable interest entity, but that LiveDeal, NS was not the primary beneficiary of the entity. Therefore, the investment is accounted for using the equity method of accounting as allowed under Accounting Principles Board ("APB") Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock. Accordingly, the Company increases its investment for any capital contributions made and adjusts the investment for its proportionate share of any income or losses incurred. The use of the equity method of accounting is typically suspended when losses incurred by an investment company reduce the value of the investment to zero. At December 31, 2006, the Company has not suspended the equity method of accounting as the Company is responsible for its proportionate share of the obligations of LiveDeal Canada and, accordingly, in accordance with the recommendations of FASB Interpretation  No. 45,  records its share of the loss incurred by LiveDeal Canada.

LIVEDEAL, INC.  AND  SUBSIDIARIES

NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS

Years  Ended  December 31, 2006 and  2005
and Three Months Ended March 31, 2007 (Unaudited) and 2006 (Unaudited)

(1)	Nature of operations and summary of significant accounting policies (continued)

Revenue recognition– For the years ended December 31, 2006 and 2005, the Company recognized revenues from the following sources: (i) web revenues from providing features and premium listings to customers from the Company’s website, (ii) advertising revenue from customers posting advertisements on the Company’s website, (iii) auto category programs from creating leads for auto dealers, and (iv) web hosting and maintenance revenue.  The Company recognizes revenues from these services in the period the services are provided and when the amount is fixed and determinable.  Deposits received from web revenue customers for future services are recorded as deferred revenues until the service is rendered which is expected to be within the following year.

Advertising– The Company expenses advertising as incurred.  Advertising expense for the years ended December 31, 2006 and 2005 was approximately $1,910,771 and $1,317,888, respectively.

Income taxes– The Company and its subsidiaries file consolidated federal and state income tax returns.  The Company provides for income taxes under the guidance of SFAS No. 109, Accounting for Income Taxes (“SFAS No. 109”).  SFAS No. 109 requires the use of the asset and liability approach in accounting for income taxes.  Deferred income tax assets and liabilities are computed based upon cumulative temporary differences in financial reporting and taxable income based upon enacted tax laws.  The deferred provision (benefit) for income taxes results from timing differences in the recognition of certain revenue and expense items for financial reporting and income tax reporting purposes.

Concentrations– For the years ended December 31, 2006 and 2005, the Company provided advertising services to a customer amounting to sales of $515,024 and $49,133, respectively, approximately 23 percent and 9 percent of total revenues, respectively.  At December 31, 2006 and 2005, accounts receivable from this customer totaled $43,478 and $23,353, approximately 13 percent and 19 percent of accounts receivable, respectively.  For the year ended December 31, 2005, the Company provided auto category programs to a customer amounting to sales of $127,611, approximately 24 percent of total revenues.

Stock-based compensation– Effective January 1, 2006, the Company has implemented SFAS No. 123R, Share-Based Payment (“SFAS No. 123R”).  Prior to January 1, 2006, management elected to follow APB No. 25, Accounting for Stock Issued to Employees (“APB No. 25”) and related interpretations in accounting for its employee stock options.  SFAS No. 123R permits the use of the calculated value method.  Under SFAS No. 123R, compensation expense is recorded based on the fair value of the options on the date of the option grant.  The compensation expense is recognized over the vesting period of the option.  Had the Company determined compensation cost for its stock options under SFAS No. 123R prior to January 1, 2006, net loss for the year ended December 31, 2005 would have been the pro forma amount as indicated below:

2005

Net loss, as reported	$(3,800,087)
Add: Stock-based compensation expense included in net loss, net of taxes	-
Less: Stock-based compensation expense, net of taxes	4.874
Net loss, pro forma	$(3,804,961)

LIVEDEAL, INC.  AND  SUBSIDIARIES

NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS

Years  Ended  December 31, 2006 and  2005
and Three Months Ended March 31, 2007 (Unaudited) and 2006 (Unaudited)

(1)	Nature of operations and summary of significant accounting policies (continued)

The fair value of stock options was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions for the three months ended March 31, 2007 and the years ended  December 31, 2006 and 2005:

	2007 (Unaudited)	2006	2005

Risk-free interest rate	4.04%	4.00%	3.09%
Expected life of options	1 year	1year	1year
Expected volatility	50%	50%	50%
Expected dividend yield	0%	0%	0%
Weighted average fair value of options granted	$0.05	$0.04	$0.02

Total non-cash compensation cost associated with options granted for the year ended December 31, 2006, was approximately $107,738 and will be recognized using the straight-line method over the four-year service period that began on the grant date. Aggregate non-cash compensation expense recognized for the year ended December 31, 2006, for all awards was $13,486. The total amount of compensation expense expected to be recognized over the remaining vesting period related to unvested options as of December 31, 2006 is approximately $100,875.

For the three months ended March 31, 2007, the aggregate non-cash compensation expense recognized was $11,304.

(2)	Accounts receivable

Accounts receivable consist of the following at March 31, 2007 and December 31, 2006 and 2005:

	2007 (Unaudited)	2006	2005

Trade accounts receivable	$311,742	$337,842	$122,567
Less: allowance for doubtful	-	(2.206)	-
	$311,742	$335,636	$122,567

At March 31, 2007 and December  31, 2006 and 2005, trade accounts receivable included $146,050, $196,894 and $63,453 from LiveDeal Canada for web hosting and maintenance services (see Notes 4 and 13 for further discussion).

(3)	Property and equipment

Property and equipment consist of the following at March 31, 2007 and December 31, 2006 and 2005:

	2007 (Unaudited)	2006	2005

Computer hardware and software	$449,633	$451,027	$332,960
Leased equipment	6,189	6,189	6,189
Furniture and fixtures	2,699	2,699	1 ,600
Leasehold improvements	2,626	2.626	1,124
	461,147	462,541	341 ,873
Less: accumulated depreciation and amortization	(250,945)	(219.022)	(62,468)
	$210,202	$243.519	$279,405

LIVEDEAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006 and 2005
and Three Months Ended March 31, 2007 (Unaudited) and 2006 (Unaudited)

(3)	Property and equipment (continued)

For the three months ended March 31, 2007 and for the years ended December 31, 2006 and 2005, depreciation expense charged to operations was $31,923, $156,554 and $42,737, respectively.

(4)	Investment in LiveDeal Canada

LiveDeal NS Company and Metroland, a Canadian company, entered into a partnership agreement which established a new entity, LiveDeal Canada to operate a classified advertisement website in Canada.  As part of the transaction, Metroland contributed marketing support services and LiveDeal NS Company contributed its website technology resulting in both parties having a 50 percent ownership interest in LiveDeal Canada at the time the partnership was formed.  On April 12, 2006, the Partnership Agreement was amended to allow for LaPresse, Ltd., a Canadian company, to enter into the partnership.  As part of this transaction, LaPresse, Ltd. contributed marketing support services in exchange for a 20 percent ownership interest.  Concurrently, LaPresse, Ltd. purchased a 10 percent interest from LiveDeal NS Company for $2,697,870.  For the year ended December 31, 2006, LiveDeal recorded a gain on the sale of its 10 percent ownership interest of $2,686,318.  After the transaction, LiveDeal NS Company’s ownership interest was reduced from 50 percent to 30 percent.  Effective April 1, 2007, LiveDeal NS Company sold its remaining 30 percent interest in LiveDeal Canada to its partners, Metroland and LaPresse, Ltd., in exchange for cash of $425,000 (see Note 16 for further discussion of this transaction.)

The following is summarized financial information for LiveDeal Canada obtained from their financial statements which were audited by other auditors at and for the years ended December 31, 2006 and 2005:

	2006	2005

Cash	$609,668	$51,336
Accounts receivable	11,643	1,249
Prepaid expense	44,077	-
Total assets	$665,388	$52,585

Accounts payable	$153,890	$-
Due to partners	666,646	87,353
Partners’ equity	(155,148)	(34,768)
Total liabilities and capital	$665,388	$52,585

Total revenue	$278,642	$2,967

Gross deficit	$(1,792,564)	$(86,247)

Net loss	$(1,770,666)	$(86,247)

LIVEDEAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006 and 2005
and Three Months Ended March 31, 2007 (Unaudited) and 2006 (Unaudited)

(5)	Accrued expenses

Accrued expenses consist of the following at March 31, 2007 and December 31, 2006 and 2005:

	2007 (Unaudited)	2006	2005

Accrued compensated absences	$70,300	$54,593	$35,342
Accrued employee tax reimbursement	48,462	48,462	-
Accrued severance	-	45,000	-
Deferred rent	-	-	20,907
Other accrued expenses	59,248	38,558	31,779

	$178,010	$186,613	$88,028

(6)	Notes payable

On February 1, 2005, the Company issued a note payable totaling $1,000,000.  Interest on the promissory note is at a fixed rate of 10 percent per annum and was payable on the earlier of June 1, 2005 or upon the occurrence of certain events.  If the note was unpaid as of June 1, 2005, the note and unpaid interest would automatically be converted to Series A-3 preferred stock at a conversion price of $0.33 per share.  The note was converted to Series A-3 preferred stock on June 1, 2005, as discussed in Note 8.  The accrued interest of approximately $31,000 was forgiven at the time of conversion and interest expense was reduced.

On May 31, 2005 and September 20, 2005, the Company issued two promissory notes in the amounts of $1,000,000 and $200,000.  Interest on these promissory notes is at a fixed rate of 10 percent and 0 percent per annum, respectively, and were payable on the earlier of December 31, 2005 or upon the closing of the Company’s Series B preferred stock financing in October 2005 as discussed in Note 8.

On December 12, 2006, the Company issued a promissory note to its Chief Executive Officer and Shareholder totaling $1,000,000.  Interest on the promissory note is at a fixed rate of 5 percent per annum.  The principal and interest are due on March 31, 2007.  In March 2007, the terms of the promissory note were verbally extended and the loan is now due upon demand.  In connection with YP Corp.’s acquisition of LiveDeal, the outstanding principal and interest was repaid (see Note 16 for further discussion).

(7)	Notes receivable

In 2004, the Company issued promissory notes to three employees and one financial consultant with a total carrying amount of $261,000.  The promissory notes were issued when the employees and the consultant exercised their outstanding stock options.  The principal of the notes and accrued interest are due and payable at maturity.  The notes bear interest at an annual rate of 5 percent and mature on or at various times through November 2014.  The notes are secured by the shares issued.

In October 2005, the Company entered into a Forgiveness of Indebtedness Program with the employees and the consultant, who delivered promissory notes to purchase the common stock of the Company by the early exercise of their stock options during 2004.  The Company agreed to forgive the principal and accrued interest of the promissory notes from these employees and the consultant.  In accordance with the Forgiveness of Indebtedness Agreement, the notes receivable are cancelable upon termination of employment or service with the Company.  Upon cancellation of notes receivable, the individuals will return all unvested shares held by these employees and the consultant, and the Company will expense the vested shares as stock compensation expense.

LIVEDEAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006 and 2005
and Three Months Ended March 31, 2007 (Unaudited) and 2006 (Unaudited)

(7)	Notes receivable (continued)

During 2006, two employees terminated their employment with LiveDeal, resulting in the cancellation of two notes receivable amounting to $200,000.  In connection with this transaction, the individuals returned 1,112,709 shares of the Company’s common stock at $0.10 per share for the unvested portion amounting to $111,271.  For the year ended December 31, 2006, the Company recognized compensation expense on the vested shares of approximately $107,078.  Additionally, pursuant to the Forgiveness of Indebtedness Program, the Company agreed to reimburse the employees for the 2006 tax obligations associated with the income earned by the employee for the vested portion of the shares.  At December 31, 2006, the Company recorded a liability of $48,462 for this obligation, which is included in accrued expenses. At March 31, 2007, no notes receivable were cancelled.

The Company is not anticipating receiving the principal and interest payments from the remaining notes issued in conjunction with exercise of the stock options.  At December 31, 2006 and 2005, the Company recorded an allowance for these notes receivables at an amount equal to the vested portion of each note inclusive of accrued interest.  This amount is included in compensation expense in each year. For the three months ended March 31, 2007, the Company recognized $4,317 in compensation expense.

Notes receivable consist of the following at December 31, 2006 and 2005:

	2006	2005

Notes receivable	$61,000	$261,000
Less: allowance for notes receivable	(38,750)	(96,797)
Notes receivable, net	22,250	164,203

Interest receivable	7,284	18,007
Less: allowance for interest receivable	(4,648)	(6,681)
Interest receivable, net	2,636	11,326

	$24,886	$175,529

(8)	Shareholders’ equity

Convertible preferred stock - Prior to January 1, 2005, the Company issued 4,000,000 shares of Series A preferred stock.  These shares were issued at an original price of $0.035 per share amounting to $140,000.  Additionally, prior to January 1, 2005, the Company also issued 13,333,333 shares of Series A-2 preferred stock at an original price of $0.15 per share in exchange for the conversion of $1,000,000 of principal of previously issued promissory notes payable and $1,000,000 in cash.

On June 1, 2005, the Company amended and restated its Articles of Incorporation with the Secretary of the state of California, which provided for the issuance of the third series of preferred stock, Series A-3 preferred stock.  Accordingly, the Company issued 3,000,000 shares of Series A-3 preferred stock in exchange for the conversion of $1,000,000 of principal of a previously issued promissory note dated February 1, 2005.  The issue price was $0.333 for the Series A-3 preferred stock.

On October 6, 2005, the Company amended and restated Articles of Incorporation with the Secretary of the state of California, under which the Company was authorized to issue 10,229,041 shares of Series B preferred stock.  The Company entered into a Series B Preferred Stock Purchase Agreement to issue 10,229,041 shares of Series B preferred stock for $4,868,001 in cash.  The original price was $0.4759 per share for the Series B preferred stock.

LIVEDEAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006 and 2005
and Three Months Ended March 31, 2007 (Unaudited) and 2006 (Unaudited)

(8)	Shareholders’ equity (continued)

As a result of the above amendment, the Company was authorized to issue a total of 30,562,374 shares of preferred stock at December 31, 2005 (Series A, A-2, A-3 and B).

For all series of preferred stock, each share of preferred stock is convertible at the option of the holder into shares of the Company’s common stock at any time.  Such conversion is determined by dividing the relevant original issue price by the applicable conversion rate (1:1 as of the issuance date).  Each share of convertible preferred stock (Series A, A-2, A-3, and B) will automatically convert into shares of common stock at the conversion rate in effect immediately prior to the closing of a firm commitment underwritten public offering registered under the Securities Act of 1933, as amended, covering the offer and sale of common stock at a public offering of shares of common stock at an offering price to the public of at least $3.00 per share with aggregate cash proceeds to the Company of at least $30,000,000.

The holders of Series B preferred stock are entitled to receive non-cumulative dividends, if declared by the Board of Directors, at the rate of $0.038 per share per annum, in preference and priority to any payments of any dividend to the holders of Series A preferred stock (Series A, A-2 and A-3) and common stock.  The holders of Series A, A-2 and A-3 preferred stock are also entitled to receive non-cumulative dividends, if declared by the Board of Directors, at the rate of $0.001, $0.004, and $0.01, respectively, per share per annum, in preference and priority to any payments of any dividend to the holders of common stock.  For the years ended December 31, 2006 and 2005, no dividends have been declared or paid.

In the event of any liquidation, dissolution or winding down of the Company, whether voluntary or involuntary, the holders of Series B preferred stock have first priority and preference to other holders of the Series A preferred stock and Company’s common stock, at an amount equal to $0.4759 for each share of Series B preferred stock, plus all dividends declared and unpaid.  Second, the holders of Series A preferred stock (Series A, A-2, and A-3) will be entitled to receive, prior and in preference to the holders of the Company’s common stock, and amount equal to (i) $0.035 for each share of Series A preferred stock, (ii) $0.15 for each share of Series A-2 preferred stock, and (iii) $0.333 for each share of Series A-3 preferred stock.  If the assets of the Company legally available for distribution are not sufficient to permit the payment off Series B or Series A liquidation preference (Series A, A-2, and A-3), then all of the assets and funds of the Company will be distributed ratably among the holders of the Series B and Series A preferred stock (Series A, A-2, and A-3) in proportion to the full preferential amount each holder is entitled to receive.

The holders of preferred stock have the number of votes equal to the number of shares of common stock into which their shares of preferred stock are convertible.

Common stock– In October 2005, the Company amended and restated its Articles of Incorporation and is authorized to issue 48,500,000 shares of common stock with no par value.  At December 31, 2006 and 2005, there were 11,071,835 and 11,775,482 shares issued and outstanding, respectively.

Warrants– As an additional consideration for JJRC Associates, the Lessor, entering into a leasing agreement with the Company on April 12, 2005, the Company granted the Lessor warrants to purchase up to 10,000 shares of the common stock at an exercise price of $0.10 per share through (i) the fifth anniversary of the issuance date or (ii) on the tenth anniversary of the issuance date if at any time prior to the fifth anniversary of the issuance date, the common stock of the Company is publicly traded and the closing price of one share of the common stock of the Company on NASDAQ or other major exchange for publicly traded stock has not been more than five times the exercise price for any trading day during any period of twenty consecutive trading days.  As of December 31, 2005, the grant of these warrants, at fair value, did not have a material impact on the consolidated financial statements.  Additionally, no additional warrants were granted subsequent to December 31, 2005.

LIVEDEAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006 and 2005
and Three Months Ended March 31, 2007 (Unaudited) and 2006 (Unaudited)

(9)	Stock options

Stock plan– In 2003, the Company adopted the 2003 Stock Plan (the “Plan’”).  The Plan provides for incentive stock options, as defined by the Internal Revenue Code, to be granted to employees at an exercise price of not less than 100 percent of the fair value at the grant date as determined by the Board of Directors, unless the optionee is a 10 percent or greater shareholder, in which case the option price will not be less than 110 percent of such fair value.  The Plan also provides for non-statutory stock options and stock purchase rights to be issued to employees, directors and consultants.  Under the Plan, 6,841,960 shares of common stock have been authorized.

Options granted under the Plan generally have a maximum term of ten years from the grant date and, depending upon the terms of each individual grant, generally vest over a four-year period.  Generally, options to employees vest 25 percent one year from the date of grant.

Upon termination of continuous service provider status, an optionee may exercise his or her options within such period of time specified in the option agreement.  In the absence of such an option agreement, the option shall remain exercisable for three months following the optionee’s termination. The unvested shares shall revert to the Plan.

The Plan specifies that unvested shares resulting from the early exercise of stock options under the Restricted Stock Purchase Agreement are to be received by the Company upon termination of the individual’s employment at the original price paid for the shares and may be paid by cancellation of indebtedness of the purchaser to the Company.  At December 31, 2006 and 2005, 250,001 and 1,707,085 shares, respectively, were subject to be received.

The following table summarizes stock option activity for the under the Plan for the three months ended March 31, 2007 and the years ended December 31, 2006 and 2005:

	Shares	Weighted Average Exercise Price
Outstanding, December 31, 2004	1,320,000	$0.10
Granted	805,000	0.10
Exercised	(39,125)	0.06
Forfeited	(715,875)	0.10
Outstanding, December 31, 2005	1,370,000	0.10
Granted	4,290,000	0.19
Exercised	(509,062)	0.10
Forfeited	(2,520,938)	0.15
Outstanding, December 31, 2006	2,630,000	0.20
Granted	1,425,000	0.24
Exercised	(10,000)	0.10
Forfeited	(145,000)	0.15
Outstanding, March 31, 2007	3,900,000	$0.22

LIVEDEAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006 and 2005
and Three Months Ended March 31, 2007 (Unaudited) and 2006 (Unaudited)

(9)	Stock options (continued)

	Shares	Weighted Average Grant Date Fair Value
Nonvested shares at December 31, 2005	1,462,291	$0.02
Granted	4,290,000	0.04
Vested	(1,077,432)	0.03
Forfeited	(2,466,455)	0.03
Nonvested shares at December 31, 2006	2,208,404	$0.05

The following table summarizes information about stock options outstanding and exercisable as of December 31, 2006:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number of Shares	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number of Shares	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Shares
$0.10 - 0.24	2,630,000	3.36	$0.20	421,596	2.99	$0.17

At December 31, 2006 and 2005, the Company granted 90,000 and zero nonstatutory stock options to non-employees, respectively.  Such options vest over a four-year period and expire ten years from the date of the grant.  The nonstatutory stock options awarded in 2006 were expensed at the grant date as the length of the contract terms for these consulting agreements were on a month-to-month basis and the stock options were issued for prior services rendered.  For the year ended December 31, 2006, compensation expense associated with these nonstatutory stock options of $13,500 was recognized.

(10)	Income taxes

The income tax provision consists of the following for the three months ended March 31, 2007 and 2006 and the years ended December 31, 2006 and 2005:

	Three Months Ended March 31, 2007 (Unaudited)	Three Months Ended March 31, 2006 (Unaudited)	December 31, 2006	December 31, 2005
Current:	$-	$-	$-	$-
Federal	860	-	800	800
State	$860	$-	$800	$800

LIVEDEAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006 and 2005
and Three Months Ended March 31, 2007 (Unaudited) and 2006 (Unaudited)

(10)	Income taxes (continued)

The provision for income taxes differed from the amounts computed by applying the statutory U.S. federal income tax rate of 34 percent for the years ended December 31, 2006 and 2005 to loss before income tax provision as a result of the following:

	2006	2005
Federal statutory rate	$(860,979)	$(1,291,758)
Change in deferred tax valuation allowance	835,044	1,278,650
Other	26,735	13,908
Income tax provision	$800	$800

Due to the Company’s (i) net operating losses since inception and (ii) present inability to recognize the potential benefits of its net operating loss and tax credit carry forwards, as described below, at December 31, 2006 and 2005, no provision or benefit for deferred taxes has been recorded in the accompanying consolidated financial statements.  At December 31, 2006 and 2005, the Company had federal and state net operating loss carry forwards of approximately $8,407,454 and $5,864,647, respectively.  The federal and state net operating loss carry forwards will expire at various dates through 2026 and 2016, respectively.

The components of net deferred tax assets and liabilities at December 31, 2006 and 2005 are as follows:

	2006	2005
Deferred tax assets:
Net operating loss carryforward	$3,349,059	$2,483,153
Notes receivable reserve	-	44,330
Accrued compensated absences	21,747	10,471
Deferred rent	-	8,957
Other	-	272
Total gross deferred tax assets	3,370,806	2,547,183

Deferred tax liabilities:
Property and equipment	(8,729)	(20,150)
Total gross deferred tax liabilities	(8,729)	(20,150)

Net deferred tax assets	3,362,077	2,527,033

Less: valuation allowance	(3,362,077)	(2,527,033)

	$-	$-

At December 31, 2006 and 2005, the Company had net deferred tax assets of approximately $3,362,077 and $2,527,033, respectively.  Realization of these deferred tax assets is dependent upon future taxable income, the amount and timing of which are uncertain.  Accordingly, the Company’s deferred tax assets have been fully offset by a valuation allowance of $3,362,077 and $2,527,033, respectively, at December 31, 2006 and 2005.  The change in the total valuation allowance for the year ended December 31, 2006 was an increase of $835,044.

At March 31, 2007, there were no significant changes in the components of the net deferred tax asset and associated valuation allowance.

LIVEDEAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006 and 2005
and Three Months Ended March 31, 2007 (Unaudited) and 2006 (Unaudited)

(11)	Commitments and contingencies

Leasing arrangements– The Company leases its facilities and equipment under noncancelable operating leases with a third party that expired June 30, 2006 with one extension that expired on June 30, 2007.  Subsequent to year end, the Company extended the noncancelable operating leases for the use of facilities through June 30, 2008.  The Company is required to pay for real estate taxes, repairs and maintenance, insurance, and certain improvements associated with the lease.  For the years ended December 31, 2006 and 2005, rental expense related to the building lease was approximately $99,000 and $62,000, respectively.

The Company also leases a phone system and copier under noncancelable operating leases with an unrelated party.  For the years ended December 31, 2006 and 2005, rental expense related to these leases was approximately $7,000 and $3,000, respectively.

Future minimum lease payments for the noncancelable operating leases as of December 31, 2006 are as follows:

2007	$113,118
2008	54,319
$167,437

Capital leases– the Company has entered into certain capital lease agreements to acquire access control systems equipment.  The agreements mature through 2008.

Future minimum lease payments, for capital leases as of December 31, 2006 are as follows:

Years Ending December 31,
2007	$2,848
2008	701
3,549

Less: amount representing interest	(783)
Present value of lease payments	2,766
Less: current portion	2,229
$537

Property and equipment include the following amounts of equipment purchased under the capital leases at March 31, 2007 and December 31, 2006 and 2005:

	2007 (Unaudited)	2006	2005

Leased equipment	$6,189	$6,189	$6,189
Less: accumulated depreciation	(2,273)	(1,963)	(726)
	$3,916	$4,226	$5,463

LIVEDEAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006 and 2005
and Three Months Ended March 31, 2007 (Unaudited) and 2006 (Unaudited)

(11)	Commitments and contingencies (continued)

Guarantees– Pursuant to the Company’s partnership agreement with Metroland, the Company has guaranteed all of the obligations of the indirect wholly owned subsidiary, LiveDeal NS Company.  The overall maximum amount of the obligations cannot be reasonably estimated, and historically, the Company has not been required to make payments for these obligations.  As such, no liabilities have been recorded for these obligations in the Company’s consolidated balance sheet.  Effective April 1, 2007, LiveDeal NS Company sold its remaining 30 percent interest in LiveDeal Canada (see Note 16 for further discussion).  In connection with the sale of its investment, the Company was relieved of its obligation to provide guarantees to LiveDeal NS Company associated with the partnership agreement.

(12)	401(k) Plan

The Company administers a 401(k) Plan (the “Plan”) for qualifying employees to provide retirement benefits.  Participating employees contribute a percent of their annual compensation to the Plan, limited to a maximum annual amount as set periodically by the Internal Revenue Service.  Under the terms of the Plan, employees are vested in their own salary deferral contributions and the Company does not provide for any matching of employee contributions.

(13)	Related party transactions

For the years ended December 31, 2006 and 2005, the Company provided web hosting and maintenance services to LiveDeal Canada for which LiveDeal NS Company had a 50 percent ownership interest through April 12, 2006 and a 30 percent ownership interest at December 31, 2006.  Since December 2005, the Company has provided web site hosting services to LiveDeal Canada pursuant to the service agreement.  For the years ended December 31, 2006 and 2005, service income from LiveDeal Canada was approximately $833,317 and $63,453, respectively, and approximately 38 percent and 12 percent of total revenues, respectively. For the three months ended March 31, 2007 and 2006, service income from LiveDeal Canada was approximately $231,544 and $165,074, respectively, and approximately 36 percent and 43 percent of total revenues, respectively. At March 31, 2007 and December 31, 2006 and 2005, accounts receivable from LiveDeal Canada were $146,050, $196,894 and $63,453, respectively, and approximately 47 percent, 59 percent and 52 percent of total accounts receivable, respectively.

(14)	Restatement

Management identified certain errors and determined that the 2005 consolidated financial statements should be re-audited in connection with the audit of the 2006 consolidated financial statements.  The accompanying consolidated financial statements as of and for the year ended December 31, 2005 have been restated to correct errors related to an overstatement of cash and cash equivalents, proper classification of certain assets and liabilities between prepaid expenses and other current assets, property and equipment, other assets and accounts payable, the understatement of accrued recruiting fees for services incurred prior to December 31, 2005, but not recorded and the reclassification of convertible preferred stock to shareholders’ equity.  The impact of these adjustments increased the accumulated deficit by $34,992 as of December 31, 2005.

Additionally, the consolidated statement of operations for the year ended December 31, 2005 reflects the impact of adjusting certain expenses previously classified as research and development expenses to cost of revenues for expenses associated with maintaining the LiveDeal web site and the reclassification of equity losses in LiveDeal Canada and loss on disposal of property from other income and expense to operating expenses.  The impact of these adjustments did not impact the net loss as of December 31, 2005.

LIVEDEAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006 and 2005
and Three Months Ended March 31, 2007 (Unaudited) and 2006 (Unaudited)

(14)	Restatement (continued)

As a result of these adjustments, the Company restated its consolidated balance sheet as of December 31, 2005 and consolidated statements of operations and cash flows for the year ended December 31, 2005.  The following sets forth the previously reported and restated amounts of selected items within the consolidated balance sheet as of December 31, 2005 and within the consolidated statements of operations and cash flows for the year ended December 31, 2005:

	As Previously Reported	As Restated
Selected consolidated balance sheet data as of December 31, 2005:
Cash and cash equivalents	$2,356,115	$2,334,812
Prepaid expenses and other current assets	174,198	98,224
Property and equipment, net	222,745	279,405
Other assets	-	10,000
Accounts payable	(210,566)	(198,065)
Accrued expenses	(71,152)	(88,028)
Accumulated deficit	(5,865,529)	(5,900,521)
Total shareholders’ equity (deficit)	(5,417,188)	2,555,821

	As Previously Reported	As Restated
Selected consolidated statement of operations data for the year ended December 31, 2005:
Cost of revenues	$751,617	$774,459
Marketing	2,359,748	2,396,123
General and administrative	705,344	739,822
Research and development	433,071	407,702
Total operating expenses	3,498,163	3,587,582

Total other income (expense), net	(47,733)	29,536

Net loss	(3,765,095)	(3,800,087)

Selected cash flow data for the year ended December 31, 2005:
Loss on disposal of property	$33,337	$34,478
Depreciation and amortization	35,511	42,737
Prepaid expenses and other current assets	(164,744)	(88,771)
Accounts payable	164,714	152,214
Accrued expenses	38,462	55,337
Purchases of property and equipment	(159,336)	(224,362)

(15)	New accounting pronouncements

In June 2006, FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109,” which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  FIN 48 is effective for fiscal years beginning after December 15, 2006.  The Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its financial reporting and disclosures.

LIVEDEAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006 and 2005
and Three Months Ended March 31, 2007 (Unaudited) and 2006 (Unaudited)

(16)	Subsequent events

Effective April 1, 2007, LiveDeal NS Company sold its remaining 30 percent ownership interest in LiveDeal Canada and any remaining liability due to LiveDeal Canada to its partners, Metroland and LaPresse, Ltd. for $425,000.  LiveDeal NS Company’s estimated gain on this transaction is approximately $880,502.  In connection with this transaction, the Company executed an amended and restated software license agreement effective April 1, 2007, which allows for LiveDeal Canada to continue to use the LiveDeal web site and associated technology for a fixed monthly license fee of approximately $30,000.  This agreement expires on January 31, 2010.  The Company also executed an amended and restated services agreement, effective April 1, 2007 for the Company to provide web hosting and maintenance services to LiveDeal Canada for a fixed monthly service fee of $20,000.  This agreement also expires on January 31, 2010.  Additionally, LiveDeal Canada sold its web site technology for a cost of $8,000.  In connection with executing these agreements and the sale of its web site technology, LiveDeal NS Company received $208,000, of which $200,000 reflects deferred licensing fee, web hosting and service revenue to be recognized in 2007.

On June 6, 2007, the Company was acquired by YP Corp., a leading provider of nationwide internet yellow pages.  Under the terms of the acquisition, all shares of LiveDeal common stock, Series A preferred stock, Series A-2 preferred stock, Series A-3 preferred stock, and Series B preferred stock were converted into the right to receive 14,504,808 shares of YP Corp.’s common stock, with a par value $0.001.  On June 6, 2007, YP Corp.’s value per share was $0.69 as quoted by OTC Bulletin Board.  In addition, all outstanding LiveDeal options and warrants were converted into options to purchase a total of 230,819 shares of YP Corp. common stock and warrants to acquire a total of 728 shares of YP Corp. common stock on similar terms and conditions that are applicable to such LiveDeal options and warrants.  Additionally, YP Corp. agreed to issue an additional 1,463,706 shares of common stock in exchange for the cancellation of the outstanding note payable and interest with LiveDeal’s Chief Executive Officer in the amount of $1,021,666.  Immediately following the acquisition, LiveDeal became a wholly-owned subsidiary of YP Corp.